Exhibit 10.1

Execution Version

OPTION AGREEMENT

OPTION AGREEMENT (this “Agreement”), dated as of February 3, 2016 by and between URANIUM RESOURCES, INC., a Delaware corporation (the “Company”), and ASPIRE CAPITAL FUND, LLC, an Illinois limited liability company (“Aspire”).  Capitalized terms used herein and not otherwise defined herein are defined in Section 7 hereof.

WHEREAS: Aspire wishes to grant to the Company the right for the Company to require Aspire to enter into a common stock purchase agreement or common stock purchases agreements, as the case may be, on the term and conditions set forth in this Agreement.  As consideration for Aspire granting to the Company this right and for entering into this Agreement, the Company shall issue to Aspire 900,000 shares of common stock, par value $0.001 per share (the “Common Stock”).  The 900,000 shares of Common Stock to be issued to Aspire hereunder are referred to herein as the “Commitment Shares.”

NOW THEREFORE, the Company and Aspire hereby agree as follows:

1.

GRANT OF THE OPTION; CONSIDERATION.

(a)

The Option.  Subject to the terms and conditions set forth in this Agreement, Aspire hereby grants to the Company the right (the “Option”) at any time(s) prior to or on April 30, 2017 (the “Expiration Date”), to require Aspire enter into, with the Company, up to two (2) common stock purchase agreements (each a “Purchase Agreement”) on the terms and conditions set forth on EXHIBIT A attached hereto.  The Company may elect to require Aspire to enter into only one Purchase Agreement or it may elect to require Aspire to enter into two (2) separate Purchase Agreements in the Company’s sole discretion.  The Company may elect to enter no Purchase Agreement whatsoever in its sole discretion.  However, notwithstanding anything herein to the contrary, the aggregate amount under both Purchase Agreements combined shall not exceed Ten Million Dollars ($10,000,000) (the “Aggregate Amount”).  A Purchase Agreement or Purchase Agreements, as the case may be, may be for a lesser amount as the Company may determine in its sole discretion.  Aspire shall enter into a Purchase Agreement within ten (10) Business Days (or such longer period as the Company may reasonably request) after the date that Aspire receives a written notice (the “Option Notice”) to enter into a Purchase Agreement from the Company.  For any reason or for no reason whatsoever, an Option Notice to Aspire may be revoked by the Company at any time prior to the parties entering into a Purchase Agreement without effecting or limiting the Company future rights to give a subsequent Option Notice to Aspire so long as Aspire is not required to enter into: (i) more than two (2) Purchase Agreements on or prior to the Expiration Date, (ii) any Purchase Agreements after the Expiration Date, or (iii) at any time or times, one or more Purchase Agreements for a combined amount greater than the Aggregate Amount. Notwithstanding anything herein to the contrary, the Company’s rights under this Agreement to exercise the Option shall be null and void after April 30, 2017.  An Option Notice received by Aspire after April 30, 2017 shall be null and void.

(b)

Consideration.  Subject to Section 4(d) hereof, immediately upon the execution of this Agreement, the Company shall issue to Aspire the Commitment Shares as consideration for Aspire granting to the Company the Option rights set forth in this Agreement and for Aspire entering into this Agreement.  Upon issuance of the Commitment Shares as provided herein, the Company expressly agrees and acknowledges that the Commitment Shares shall be validly issued and fully paid and non-assessable.  The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to Aspire made under this Agreement.

(c)

Compliance with Principal Market Rules.  Notwithstanding anything in this Agreement or a Purchase Agreement to the contrary, the Company shall not be required or permitted to issue, and Aspire shall not be required or permitted to purchase, any shares of Common Stock under any Purchase Agreement if such issuance would breach the Company's obligations under the rules or regulations of the Principal Market.

2.

BUYER’S REPRESENTATIONS AND WARRANTIES.

Aspire represents and warrants to the Company that as of the date hereof:

(a)

Investment Purpose.  Aspire is entering into this Agreement and acquiring the Commitment Shares for its own account for investment; provided however, by making the representations herein, Aspire does not agree to hold any of the Commitment Shares for any minimum or other specific term.

(b)

Accredited Investor Status.  Aspire is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

(c)

Reliance on Exemptions.  Aspire understands that the Commitment Shares are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Aspire's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Aspire set forth herein in order to determine the availability of such exemptions and the eligibility of Aspire to acquire the Commitment Shares.

(d)

Information.  Aspire has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Commitment Shares that have been reasonably requested by Aspire, including, without limitation, the SEC Documents (as defined in Section 3(e) hereof).  Aspire understands that its investment in the Commitment Shares involves a high degree of risk.  Aspire (i) is able to bear the economic risk of an investment in the Commitment Shares including a total loss, (ii)

has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Commitment Shares and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Commitment Shares.  Neither such inquiries nor any other due diligence investigations conducted by Aspire or its representatives shall modify, amend or affect Aspire’s right to rely on the Company’s representations and warranties contained in Section 3 below.  Aspire has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Commitment Shares.

(e)

No Governmental Review.  Aspire understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Commitment Shares or the fairness or suitability of the investment in the Commitment Shares nor have such authorities passed upon or endorsed the merits of the offering of the Commitment Shares.

(f)

Transfer or Sale.  Aspire understands that: (i) the Commitment Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) an exemption exists permitting such shares to be sold, assigned or transferred without such registration; (ii) any sale of the Commitment Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Commitment Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Commitment Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)

Organization .. Aspire is a limited liability company duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and has the requisite organizational power and authority to own its properties and to carry on its business as now being conducted.

(h)

Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of Aspire and is a valid and binding agreement of Aspire enforceable against Aspire in accordance with its terms, subject as to enforceability to (i) general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The execution and delivery of this Agreement by Aspire and the consummation by it of the transactions contemplated hereby do not conflict with Aspire’s certificate of organization or operating agreement or similar documents, and do not require further consent or authorization by Aspire, its managers or its members.

(i)

Residency.  Aspire is ~~a resident~~  of the State of Illinois.

(j)

No Prior Short Selling.  Aspire represents and warrants to the Company that at no time prior to the date of this Agreement has any of Aspire, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Commitment Shares Exchange Act of 1934, as amended (the “1934 Act”)) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Aspire that as of the date hereof:

(a)

Organization and Qualification.  The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns more than 50% of the voting stock or capital stock or other similar equity interests) are corporations or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or organized, and have the requisite corporate or organizational power and authority to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or limited liability company to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under this Agreement.

(b)

Authorization; Enforcement; Validity.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Commitment Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the performance of the Company’s obligations under this Agreement, including without limitation, the issuance of the Commitment Shares under this Agreement, have been duly authorized by the Company’s Board of Directors or duly authorized committee thereof, do not conflict with the Company’s Certificate of Incorporation or Bylaws (as defined below), and do not require further consent or authorization by the Company, its Board of Directors, except as set forth in this Agreement, or its stockholders , (iii) this Agreement has been duly executed and delivered by the Company and (iv) this Agreement constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (y) general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies and (z) public policy underlying any law, rule or regulation (including any federal or states securities law, rule or regulation) with regards to indemnification, contribution or exculpation ..  The Board of Directors of the Company or duly authorized committee thereof has approved the resolutions (the “Signing Resolutions”) substantially in the form as delivered to Aspire to authorize this Agreement and the issuance of the Commitment Shares.  The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any material respect ..  The Company has delivered to Aspire a true and correct copy of the Signing Resolutions as approved by the Board of Directors of the Company.

(c)

Issuance of the Commitment Shares.  The Commitment Shares have been duly authorized and, upon issuance in accordance with the terms hereof, the Commitment Shares shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(d)

No Conflicts.  The execution and delivery this Agreement by the Company and the issuance of the Commitment Shares, does and will not (i) result in a violation of the Certificate of Incorporation ~~, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company~~ or the Bylaws or (ii)  ~~conflict with, or~~ constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result, to the Company’s knowledge, in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of ~~conflicts,~~  defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation ~~, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company~~ or Bylaws or their organizational charter or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible violations , defaults, terminations or amendments that could not reasonably be expected to have a Material Adverse Effect.  The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, or regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  Except as specifically contemplated by this Agreement , reporting obligations under the 1934 Act, or as required under the 1933 Act or applicable state securities laws or the filing of a Listing of Additional Shares Notification Form with the Principal Market , the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof.  Except for the reporting obligations under the 1934 Act , all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the date hereof.

(e)

SEC Documents; Financial Statements. Since January 1, 2015, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  As of their respective dates (except as they have been correctly amended), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been properly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates (except as they have been properly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Except routine correspondence, such as comment letters and notices of effectiveness in connection with previously filed registration statements or periodic reports publicly available on EDGAR, to the Company’s knowledge , the Company or any of its Subsidiaries are not presently the subject of any inquiry, investigation or action by the SEC.

(f)

Absence of Certain Changes.  Since September 30, 2015, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries taken as a whole.  For purposes of this Agreement, neither a decrease in cash or cash equivalents nor losses incurred in the ordinary course of the Company’s business shall be deemed or considered a material adverse change.

The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings.

(g)

Absence of Litigation. Other than as disclosed in the SEC Documents, t o the Company’s knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect.

(h)

Acknowledgment Regarding Aspire’s Status.  The Company acknowledges and agrees that Aspire is acting solely in the capacity of arm’s length investor with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that Aspire is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Aspire or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the transactions contemplated herein.  The Company further represents to Aspire that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives and advisors.

4.

COVENANTS.

(a)

Filing of Form 8-K.  The Company agrees that it shall, within the time required under the 1934 Act, file a Current Report on Form 8-K disclosing this Agreement.

(b)

Blue Sky. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (i) the sale of the Commitment Shares to Aspire under this Agreement and (ii) any subsequent sale of the Commitment Shares by Aspire, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by Aspire from time to time, and shall provide evidence of any such action so taken to Aspire.

(c)

Listing.  The Company shall promptly secure the listing of all of the Commitment Shares upon each national securities exchange and automated quotation system that requires an application by the Company for listing , if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing , so long as any other shares of Common Stock shall be so listed.  The Company shall use its commercially reasonable efforts to maintain the Common Stock’s listing on the Principal Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

(d)

Issuance of Commitment Shares.  Immediately upon the execution of this Agreement, the Company shall issue to Aspire as consideration for Aspire entering into this Agreement, the Commitment Shares.  The Commitment Shares shall be issued in certificated form and (subject to Section 5 hereof) shall bear the following restrictive legend (and no other restrictive legend):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

5.

TRANSFER AGENT INSTRUCTIONS.

The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue Common Stock in the name of Aspire for the Commitment Shares (the “Irrevocable Transfer Agent Instructions”).  The Company warrants to Aspire that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, will be given by the Company to the Transfer Agent with respect to the Commitment Shares and the Commitment Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement.

6.

INDEMNIFICATION.

In consideration of Aspire’s execution and delivery of is Agreement and acquiring the Commitment Shares hereunder and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless Aspire and all of its affiliates, members , officers, directors, and employees, and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or  document contemplated hereby, other than with respect to Indemnified Liabilities which directly and primarily result from (A) a breach of any of Aspire’s representations and warranties, covenants or agreements contained in this Agreement, or (B) the gross negligence, bad faith or willful misconduct of Aspire or any other Indemnitee.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

7.

CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)

“1933 Act” means the Securities Act of 1933, as amended.

(b)

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(c)

“Business Day” means any day on which the Principal Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:00 p.m. Eastern Time), including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(d)

“Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(e)

“Principal Market” means the NASDAQ Capital Market.

(f)

“SEC” means the United States Securities and Exchange Commission.

(g)

“Transfer Agent” means the transfer agent of the Company as set forth in Section 8(f) hereof or such other person who is then serving as the transfer agent for the Company in respect of the Common Stock.

 8.

MISCELLANEOUS.

(a)

Governing Law; Jurisdiction; Jury Trial.  The ~~corporate~~  laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or in connection herewith, or with the transactions contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

(b)

Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction) signature.

(c)

Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)

Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)

Entire Agreement.  This Agreement supersedes all other prior oral or written agreements between Aspire, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the documents and instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Aspire makes any representation, warranty, covenant or undertaking with respect to such matters.  The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(f)

Notices.  Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iv) one (1) Business Day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Uranium Resources, Inc.

6950 South Potomac Street, Suite 300

Centennial, CO 80112

Telephone:

303-531-0470

Facsimile:

303-531-0519

Attention:

Christopher M. Jones, CEO

Email:

cjones@uraniumresources.com

With a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
One Tabor Center, Suite 1500
1200 Seventeenth Street
Denver, CO 80202
Telephone:

303-454-2449
Facsimile:

303-899-7333
Attention:

David Crandall
Email:

david.crandall@hoganlovells.com

If to Aspire:

Aspire Capital Fund, LLC

155 North Wacker Drive, Suite 1600

Chicago, IL 60606

Telephone:

312-658-0400

Facsimile:

312-658-4005

Attention:

Steven G. Martin

Email:

smartin@aspirecapital.com

With a copy to (which shall not constitute delivery to Aspire):

Morrison & Foerster LLP

2000 Pennsylvania Avenue, NW, Suite 6000

Washington, DC 20006

Telephone:

202-778-1611

Facsimile:

202-887-0763

Attention:

Martin P. Dunn, Esq.

Email:

mdunn@mofo.com

If to the Transfer Agent:

Computershare Trust Company

480 Washington Blvd.

Jersey City, NJ 07310

Telephone:

201-680-3695

Facsimile:

201-680-4606

Attention:

Maura Stanley

Email:

Maura.Stanley@computershare.com

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party one (1) Business Day prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number, (C) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (D) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

(g)

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Aspire, including by merger or consolidation.  Aspire may not assign its rights or obligations under this Agreement.

(h)

No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)

Publicity.  Aspire shall have the right to approve before issuance any press release, SEC filing or any other public disclosure made by or on behalf of the Company whatsoever with respect to, in any manner, Aspire, or any aspect of this Agreement or the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Aspire, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations so long as the Company and its counsel consult with Aspire in connection with any such press release or other public disclosure at least one (1) Business Day prior to its release.  Aspire must be provided with a copy thereof at least one (1) Business Day prior to any release or use by the Company thereof.

(j)

Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)

Survival.  The representations and warranties of the Company and Aspire contained in Sections 2, 3 and 5 hereof, the indemnification provisions set forth in Section 6 hereof and the agreements and covenants set forth in Sections 4 and 8 hereof, shall survive the execution of this Agreement and the transactions contemplated herein or any termination of this Agreement.

(l)

No Financial Advisor, Placement Agent, Broker or Finder.  The Company represents and warrants to Aspire that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.  Aspire represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.  Each party shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by such party relating to or arising out of the transactions contemplated hereby.  Each party shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

(m)

No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n)

Failure or Indulgence Not Waiver.  No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

*     *     *     *     *

IN WITNESS WHEREOF, Aspire and the Company have caused this Option Agreement to be duly executed as of the date first written above.

THE COMPANY:

URANIUM RESOURCES, INC.

By: /s/ Christopher M. Jones

Name:  Christopher M. Jones

Title:  Chief Executive Officer

BUYER:

ASPIRE CAPITAL FUND, LLC

BY: ASPIRE CAPITAL PARTNERS, LLC

BY: SGM HOLDINGS CORP.

By: /s/ Steven G. Martin

Name:  Steven G. Martin

Title:  President